Superior Industries Updates
Second Quarter Outlook

     VAN NUYS, CALIFORNIA – June 10, 2005 — Superior Industries International, Inc. (NYSE:SUP) today updated earnings guidance for the second quarter ending June 30, 2005.

     The company said that customer orders have continued to decline for the quarter which has reduced plant utilization, work schedules, and gross margin by more than was previously anticipated. As a result, the company currently expects net earnings for the second quarter ending June 30, 2005 in the range of $0.15 to $0.17 per share.

     We continue to win substantial new and replacement wheel programs. We also are pushing ahead with our cost reduction and automation initiatives, which will serve us in good stead in the future,” said President and Chief Executive Officer Steven Borick. These are encouraging signs for the future,” he added.

     Superior plans to report its financial results for the second quarter and to host a conference call in late July.

About Superior Industries

     Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit www.supind.com.

Forward-Looking Statements

     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.